EXHIBIT 99.1

Dionex Enters Into Agreement With ESA Biosciences to Acquire the Assets of ESA Life Sciences Tools Business Unit

SUNNYVALE, Calif., Sept. 16, 2009 (GLOBE NEWSWIRE) -- Dionex Corporation (Nasdaq:DNEX), a leading provider of innovative liquid chromatography analysis systems, has entered into an Asset Purchase Agreement with ESA Biosciences, a wholly owned subsidiary of Magellan Biosciences, Inc., to purchase ESA Biosciences HPLC products, HPLC clinical assays, laboratory services and related assets.

This acquisition will add three category-leading HPLC detector families to the Dionex HPLC product portfolio. The Corona(r) Family of Universal Charged Aerosol Detectors (CAD) is the industry gold standard 'universal' HPLC detector family targeting pharmaceutical and biopharmaceutical development, manufacturing and QA/QC processes. The Corona CAD detectors will be sold in conjunction with Dionex's HPLC equipment, or directly on third party HPLC systems. The CoulArray(r) and Coulochem(r) detectors are the leading electrochemical detectors on the market targeting neuroscience, clinical, and metabolomics research applications. Combined with Dionex expertise in electrochemistry detection for carbohydrates and glycobiology, this acquisition will position Dionex as the leading provider of comprehensive electrochemistry solutions for liquid chromatography.

"Dionex is dedicated to increasing our presence in life science applications as we see a large opportunity for future growth in this area," said Dr. Frank Witney, President and CEO of Dionex. "We are very excited about the addition of the Life Sciences Tools Business Unit of ESA Biosciences, its product lines and services to our HPLC product portfolio. ESA Biosciences has a distinguished history of innovation, especially with its proprietary Corona ultra detector that provides UHPLC capabilities, representing the first-in-class universal UHPLC detector." Dr. Witney added, "ESA's electrochemical detector family, the CoulArray multi-electrode array and the Coulochem detectors will expand our HPLC offering and help us serve our customer demands by providing a broader and stronger spectrum of sensitive and robust HPLC and UHPLC application solutions."

"ESA stands for the highest quality products and services in specialty detection and electrochemistry, as well as superior technical and applications expertise," said Dr. Jasmine Gruia-Gray, President of ESA Biosciences, Life Sciences Tools Business Unit. "We see excellent synergy with Dionex from a technology perspective, as well as both of our long histories of creating novel applications solutions. Our combined strength in separation sciences and universal and UHPLC/HPLC detector innovation will provide our customers an industry standard comprehensive set of analytical solutions across a wide range of applications industries," Dr. Gruia-Gray added.

The terms of the transaction were not disclosed. Dionex anticipates the transaction will generate additional revenue of $12-$15 million and excluding one time charges will be slightly accretive in fiscal 2010. The transaction is expected to close by the end of September.

Dionex is a leading manufacturer and marketer of ion chromatography, HPLC and sample preparation systems, accessories and consumables, and software products for chemical and life sciences applications. Dionex is the only separations science company that provides application solutions ranging from the identification and measurement of inorganic and organic ions, small organic molecules, as well as large biomolecules. The company's systems are used worldwide in environmental analysis, life science and pharmaceutical research and development, as well as in chemical, food and beverage manufacturing, and other industries. Our expertise in system and application solutions helps analytical scientists evaluate and develop pharmaceuticals, establish environmental regulations, and produce better and safer industrial products.

ESA Biosciences is ISO certified and FDA registered and designs and manufactures a full range of specialty detectors, reagents, and total solutions to achieve maximum performance. Whether sensitive, specific detection or universal detection is needed, ESA offers expert chemistry, applications, and service support backed by decades of experience. The products can be found in virtually every type of neuroscience, clinical diagnostic, biomedical research, and industrial laboratory worldwide -- from pharmaceutical research and quality control, to food and beverage, and scientific discovery. Through its subsidiary, ESA Laboratories, Inc., the company also provides a range of analytical services ranging from industrial hygiene and clinical diagnostic analysis to metabolomics profiling.

This press release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Dionex and ESA Biosciences. The forward-looking statements in this release address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that ESA Biosciences' business will not be successfully integrated with Dionex's business; costs associated with the transaction; matters arising in connection with the parties' efforts to comply with and satisfy closing conditions relating to the transaction; increased competition and technological changes in the industries in which Dionex and ESA Biosciences compete and other events that could negatively impact the completion of the transaction, including industry, economic or political conditions outside of our control.

CONTACT: Dionex Corporation
         Craig McCollam
         (408) 481-4107